                                  LEASE BETWEEN


                          AMERICAN BAPTIST CHURCHES USA


                                       AND


                             INFONAUTICS CORPORATION

                                TABLE OF CONTENTS

1.   DEMISE OF PREMISES...........................................................................................1

2.   TERM. OPTION TO RENEW. RIGHT OF FIRST NEGOTIATION............................................................1

3.   RENT.........................................................................................................4

4.   SECURITY DEPOSIT.............................................................................................5

5.   USE OF PREMISES..............................................................................................6

6.   UTILITIES AND SERVICES.......................................................................................6

7.   ALTERATIONS, REMOVAL OF TRADE FIXTURES.......................................................................7

8.   SIGNS........................................................................................................8

9.   PARKING......................................................................................................8

10.     KEYS......................................................................................................8

11.     NO SMOKING................................................................................................8

12.     POSSESSION: TENANT IMPROVEMENTS...........................................................................9

13.     MAINTENANCE AND REPAIR...................................................................................10

14.     ENTRY BY LANDLORD........................................................................................11

15.     LIABILITY AND INSURANCE AND INDEMNITY....................................................................11

16.     DAMAGE AND DESTRUCTION TO THE PREMISES...................................................................14

17.     EMINENT DOMAIN...........................................................................................15

18.     SUBORDINATION............................................................................................15

19.     ESTOPPEL CERTIFICATE.....................................................................................16

20.     DEFAULT OF TENANT/LANDLORD'S RIGHTS AND REMEDIES.........................................................16

21.     NO WAIVER OF BREACH......................................................................................21

22.     DEFAULT OF LANDLORD/TENANT'S RIGHTS AND REMEDIES.........................................................21

23.     QUIET POSSESSION.........................................................................................23

24.     SURRENDER................................................................................................23

25.     STATUS OF PARTIES ON TERMINATION OF LEASE................................................................24

26.     ASSIGNMENT AND SUBLETTING................................................................................24

27.     NOTICES..................................................................................................25

28.     ATTORNEYS'FEES...........................................................................................25

29.     HOLDING OVER.............................................................................................26



30.     TIME OF ESSENCE..........................................................................................27

31.     SUCCESSORS AND ASSIGNS...................................................................................27

32.     CUMULATIVE REMEDIES......................................................................................27

33.     TERMS AND HEADINGS.......................................................................................27

34.     ENTIRE AGREEMENT.........................................................................................27

35.     REPRESENTATIONS AND WARRANTIES...........................................................................27

36.     CONTROLLING LAW..........................................................................................28

37.     MISCELLANEOUS............................................................................................28

38.     HAZARDOUS SUBSTANCES.....................................................................................29

39.     FORCE MAJEURE............................................................................................30

                                      LEASE

         THIS LEASE is made as of this _25TH_ day of __APRIL___, 2000, by and between AMERICAN BAPTIST CHURCHES USA, a New York Corporation (hereinafter referred to as "Landlord") with offices and place of business at North Gulph Road at First Ave., Valley Forge, PA 19482 and INFONAUTICS CORPORATION, a Pennsylvania Corporation, (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         The Landlord, for and in consideration of the covenants and agreements herein set forth to be kept by Tenant, and intending to be legally bound, does hereby demise and lease unto the Tenant, and the Tenant, for and in consideration of the covenants and agreements herein set forth to be kept by the Landlord, does hereby hire and rent certain space owned by Landlord as more particularly described herein below with all rights, privileges, and appurtenances thereto, for and during the terms herein described, upon the following covenants and conditions:

1.       DEMISE OF PREMISES

         In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises, rents and lets to Tenant and Tenant hereby rents from Landlord, certain space and all rights, privileges, and appurtenances related to such space in the building located at 590 North Gulph Road, Valley Forge, PA (hereinafter referred to as the "Building") consisting of approximately thirty thousand (30,000) rentable square feet of space in the Building (hereinafter referred to as the "Premises"), all as more particularly set forth on the plan attached hereto as Exhibit A.

         Tenant may request a different address from the appropriate Post Office, including without limitation a First Avenue address, and in furtherance thereof, Landlord shall cooperate as reasonably required.

2.       TERM. OPTION TO RENEW. RIGHT OF FIRST NEGOTIATION.

         A. The term of this Lease shall commence (the "Commencement Date") on the earlier to occur of (i) the date upon which the Tenant completes Tenant's Work as described in

Exhibit B attached hereto and defined in Section 12.A. hereof, or (ii) July 1, 2000, and shall continue for an initial term ("Initial Term") expiring on December 31, 2003. Notwithstanding the foregoing, for the purpose of allowing Tenant to construct its tenant improvements, Landlord shall permit Tenant to occupy the Premises on a date which is earlier than the Commencement Date (such date is herein called the "Construction Commencement Date") with the understanding that Tenant shall be subject to all of the terms and conditions of this Lease from and after the Construction Commencement Date, except for the payment of rent and additional rent. Upon written request by either party, the Commencement Date, Initial Term and Renewal Terms having been determined, the parties shall execute a confirmation of such terms, in accordance with the form attached hereto as Exhibit C.

         Notwithstanding anything to the contrary contained in this Lease, if, by July 1, 2000, (subject to extension as hereafter provided), Tenant has not received the necessary building permit plus any other approvals necessary for Tenant's construction of the "Tenant Work" defined in Section 12.A. of this Lease, then and in that event either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other: provided, however that for purposes of this paragraph the July 1, 2000 date shall be extended if either (x) Tenant, after using all due diligence to timely file for and obtain such permits or approvals, suffers delays due to strikes, lockouts, acts of God or other causes beyond Tenant's control, in which case such date shall be extended by one
(1) day for each day of delay, or (y) Tenant is denied the issuance of such building permits or approvals by the applicable governmental authorities, in which case, at Tenant's election, by written notice to Landlord, the July 1, 2000 date shall be extended for ninety (90) days in order to afford Tenant the opportunity to appeal such denial.

         B. Provided Tenant is not in default of its obligations under this Lease beyond the expiration of the applicable notice and cure periods either at the time of Tenant's exercise of its options to renew or at the time of commencement of the renewal term in question, Tenant shall have the option to renew this Lease for two additional terms of thirty-six (36) months each (the "Renewal Terms"). The first Renewal Term shall commence on the first day of the month immediately following the expiration of the Initial Term and the second Renewal Term shall commence on the first day of the month immediately following the expiration of the first

Renewal Term. The terms of the Lease during the Renewal Terms shall be the same as apply during the Initial Term, except that the rent payable during each Renewal Term shall be equal to the fair market rental for the Premises at the time of the commencement of each Renewal Term, based on rent payable by other tenants for similar type, buildout and amount of space for comparable warehouse/office buildings in the vicinity of the Building. In no event shall the rent payable during any Renewal Term be less than the rent payable during the last twelve month period of the Initial Term. Tenant may exercise this option to renew only by giving Landlord written notice of exercise at least nine
(9) months prior to the expiration of the Initial Term, in the case of the first Renewal Term, and at least nine (9) months prior to the expiration of the first Renewal Term, in the case of the second Renewal Term.

         C. 1. If, at any time during the term of this Lease or any Renewal Term, space within the Building appurtenant to the Premises ("Adjacent Space") becomes available to lease, Landlord will, prior to leasing the Adjacent Space to anyone else, notify Tenant in writing and offer to lease the Adjacent Space to Tenant on the same general terms and conditions that Landlord, acting in good faith, would lease the Adjacent Space to a third party. Such terms and conditions will include without limitation a proposed rent based on the then prevailing market rent for similar space in the King of Prussia/Valley Forge area, a minimum lease term of three (3) years and a delivery of the Adjacent Space to Tenant on an "as is" basis, with Tenant to be responsible for all tenant improvements.

            2. Upon Tenant's receipt of Landlord's offer as aforesaid, Tenant shall have a period of twenty (20) days within which to notify Landlord that Tenant has accepted Landlord's proposal, or to negotiate other terms with Landlord. If, at the end of the twenty (20) day period, Landlord and Tenant have agreed upon the principal business terms of the lease for the Adjacent Space, then Landlord and Tenant shall as soon as reasonably possible thereafter, enter into an amendment to this Lease expanding the Premises to include the Adjacent Space.

            3. If Landlord and Tenant are unable to agree on the terms and conditions of the lease of the Adjacent Space within such twenty (20) day period, then Landlord shall be free to lease the Adjacent Space to any third party; provided, however that if, within twelve (12) months after Landlord's notice to Tenant as aforesaid Landlord proposes to lease the Adjacent Space to a third party on substantive terms which are more favorable to a tenant than those originally proposed by Landlord to Tenant as provided above, then, before leasing the Adjacent Space to such third party, Landlord must again offer to lease the Adjacent Space to Tenant at such substantive terms offered to the third party, whereupon Tenant shall have twenty
(20) days from its receipt of Landlord's offer within which to notify Landlord in writing whether Tenant accepts or rejects such offer. If the Tenant fails to so notify Landlord whether it accepts or rejects Landlord's offer, then it shall conclusively be presumed that Tenant has elected to reject Landlord's offer.

            4. Time is of the essence of the performance by Landlord and Tenant of their obligations under this Section 2.C..

3.       RENT

         A. For the Premises, beginning on January 1, 2001 and continuing throughout the Initial Term, Tenant shall pay rent to Landlord as follows:

            i) For the period January 1, 2001 to December 31, 2001, Tenant shall pay to Landlord monthly rent in the amount of Twenty-Four Thousand Forty-One and 67/100ths Dollars ($24,041.67).

            ii) For the period January 1, 2002 to December 31, 2002, Tenant shall pay to Landlord monthly rent in the amount of Twenty-Five Thousand Two Hundred and Ninety-One and 67/100ths Dollars ($25,291.67).

            iii) For the period January 1, 2003 to December 31, 2003, Tenant shall pay to Landlord, monthly rent in the amount of Twenty-Six Thousand Five Hundred and Forty-One and 67/100ths Dollars ($26,541.67).

         B. If the Commencement Date falls on any day other than the first day of a calendar month, then, on the Commencement Date Tenant shall pay rent to Landlord in an amount equal to the monthly rent for the Premises multiplied by a fraction, the numerator of which is the number of days in the month in question commencing on the Commencement Date and expiring on the last day of such month, and the denominator of which is the actual number of days in such month.

         C. All payments of rent hereunder shall be made in advance on the first day of each and every month and shall be without offset or deduction of any kind or nature except as specifically set forth herein to the contrary.

         D. All rent due hereunder shall be payable to Landlord at its address and forwarded to Landlord, att: Rev. Cheryl Wade or to such other place as Landlord may designate in writing.

4.       SECURITY DEPOSIT

         Simultaneously with the delivery by Tenant of this Lease fully executed by Tenant, Tenant shall deposit with Landlord a security deposit in the amount of $24,041.67 (the "Security Deposit"). The Security Deposit shall be held by Landlord in a non-interest bearing account, and shall be security for Tenant's payment and performance of all Tenant's obligations, covenants, conditions and agreements under this Lease. Tenant hereby waives any applicable law requiring the placement of the Security Deposit in an escrow account. Landlord shall have the right, upon prior written notice to Tenant, to apply all or any portion of the Security Deposit to cure any default by Tenant. If Landlord so applies any or all of the Security Deposit, Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the Security Deposit to its original amount. In the event Tenant fails to perform its obligations, including but not limited to accepting possession of the Premises on the Commencement Date provided for herein, then the Security Deposit shall not be deemed liquidated damages and Landlord may apply the deposit to reduce Landlord's damages, and such application of the deposit shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord. In the event Tenant fully and faithfully complies with all terms and conditions of this Lease, the Security Deposit shall be returned to Tenant within forty-five (45) days following the expiration of the Lease Term and Tenant's surrender of the Premises in accordance with the terms of this Lease. No holder of a mortgage or deed of trust to which this Lease is subordinate shall be responsible for the Security Deposit unless such mortgagee or holder of such deed of trust shall have actually received or obtained control over the Security Deposit.

5.       USE OF PREMISES

         The Premises may be used only for general office, warehouse and storage uses and no other use. Tenant shall occupy the Premises in a lawful manner and shall not conduct any activity in the Premises contrary to this Lease or applicable law. Tenant shall have the right, at its sole cost and expense, to provide and place three (3) picnic tables and accompanying benches in a location outside of the Building to be mutually acceptable to both Landlord and Tenant. Tenant shall maintain the picnic tables and benches in good condition and repair and shall deep the area around such picnic tables clean and free from waste and other debris. Upon the expiration or earlier termination of this Lease, Tenant shall remove the picnic tables and benches from the Landlord's Property. Tenant understands that Landlord can give Tenant no assurances that others besides Tenant's employees will not use the picnic tables.

6.       UTILITIES AND SERVICES

         A. UTILITIES. Landlord shall, at its cost, except as hereafter provided, furnish to Tenant during normal business hours all utilities and services except telephone or other communications devices, including but not limited to electricity, water, sewage and trash disposal, heat and air-conditioning, maintenance and repair, and all other services customarily provided under a full service lease, incidental to Tenant's use and occupancy of the Premises, provided, however that Landlord shall not be liable to Tenant for any interruption in services for any cause other than Landlord's negligence or wilful misconduct. In the event of an interruption in utilities caused by Landlord's negligence or wilful misconduct for a period of 72 consecutive hours or more, then the rent payable to Landlord under Section 3. hereof or, as applicable, Section 2.B., shall abate until the utilities to the Premises have been restored.

         B. JANITORIAL SERVICES. Landlord shall, at Landlord's sole cost and expense, provide Tenant with janitorial services and supplies at least equal to the quality and frequency of such services provided by Landlord to its office tenants at the office building owned by Landlord at 588 North Gulph Road, Valley Forge, PA.

         C. TELEPHONE. Telephone, mail, copying, and other similar services shall be the responsibility of the Tenant.

7.       ALTERATIONS, REMOVAL OF TRADE FIXTURES

         A. Tenant may, at Tenant's sole cost and expense, make any non-structural alterations or additions to the Premises which do not violate any local, state, or federal ordinances, laws, or regulations, to include any trade fixtures, electrical and plumbing connections incidental thereto, partitions, and any other alterations or additions as may be necessary for the conduct of its business, provided that no such alterations shall be made without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (in no event later than ten (10) business days from receipt of Tenant's request therefor). Notwithstanding the foregoing, Tenant shall be permitted to make interior non-structural alterations to the Premises costing less than $20,000. per year (which cost does not include the cost of replacing floor and/or wall covering) without Landlord's consent, so long as (a) such alterations do not affect the exterior appearance, mechanical systems and sprinkler systems of the Building, and (b) Tenant provides Landlord with copies of the plans and specifications for such alterations. Any such alterations shall become the property of Landlord at the expiration of this Lease but Tenant may at its option, at any time during the Initial Term or any extensions thereof, remove all or any of the nonstructural alterations and additions, including, but not limited to, movable partitions, personal property and equipment, trade fixtures, safes, computer equipment, alarm system, fire-suppressant system, air conditioning equipment installed by Tenant, cypher, simplex or other locks, white boards and any security or computer installations now or hereafter installed by Tenant; provided, however, Tenant shall repair at its expense any damage caused to the Premises in removing such item(s), and further provided that, in all events, Landlord shall have the right to require Tenant to remove all such items upon the expiration or earlier termination of this Lease. All alterations, additions and partitions not so removed within five (5) business days after the termination of the Lease shall become the property of the Landlord. No structural alterations may be made to the Premises by Tenant without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

         B. Notwithstanding anything to the contrary contained in Section 7.A. above, (a) Tenant shall not be required to remove any alarm system, fire-suppressant system or air conditioning system installed by Tenant and (b) if the Landlord consents to any alterations or additions made by Tenant pursuant to Section 7.A., Landlord will, as a part of such consent, advise Tenant whether it desires Tenant to remove such alterations or additions upon the expiration or earlier termination of this Lease, and if the Landlord fails to so advise Tenant, then it shall conclusively be presumed that no such removal by Tenant will be required.

8.       SIGNS

         Upon prior approval by Landlord of the use, content and design, and in accordance with all applicable codes and ordinances, Tenant shall have the right to install (a) signage in the entry area to the Premises and (b) a sign on the corner of the Building, facing First Avenue. Such signage shall be furnished and installed at Tenant's sole cost and expense. The signs, plans for which are attached hereto as Exhibit D., are hereby approved. Tenant shall have the right to include its name on the directional sign in the parking lot and the Landlord shall modify the sign adjacent to the parking lot by the building, which currently refers to the American Baptist Church parking only, to provide for tenant parking as well, or to remove the sign entirely, at the Landlord's option..

9.       PARKING

         During the Term, plus any extensions, Landlord shall provide Tenant, at no cost, with non-exclusive parking in Landlord's parking facilities designated for use by Building Tenants. Such parking facilities are depicted on the site plan attached hereto as Exhibit E.

10.      KEYS

         Landlord shall give Tenant a reasonably sufficient number of keys to the Premises.

11.      NO SMOKING

         The Building, including the Premises, has been designated a no smoking building. The smoking of tobacco or use of smokeless tobacco is not allowed in the Building. Tenant shall ensure that its employees, agents, invitees, and contractors do not smoke tobacco or use smokeless tobacco in the Building, including the Premises.

12.      POSSESSION: TENANT IMPROVEMENTS

         A. Tenant acknowledges that, except as specifically provided herein to the contrary, Landlord is delivering the Premises to Tenant "as is, where is" and without any representation or warranty, either express or implied, as to the condition of the Premises or its fitness or suitability for any particular purpose or use. Tenant shall be responsible, at Tenant's sole cost and expense, for the construction and installation of all tenant improvements set forth in Tenant's Work and in accordance with the plans and specifications attached hereto or incorporated by reference as Exhibit F. ( the "Plans and Specifications"). All Tenant improvements shall be contracted and installed in compliance with the requirements of Section 7., 13.B, 13.C and 15. hereof. "Tenant's Work" shall be the construction of those improvements in the Premises and to the exterior of the Building which are substantially in conformance with the Plans and Specifications, which have been approved by Landlord with the understanding and agreement that, the partitions installed by Tenant pursuant to the Plans and Specifications will be removed by Tenant at Tenant's expense upon the expiration or earlier termination of this Lease.

         B. Tenant shall have the right to install fiber optics, data and telecommunications cabling (herein collectively called "Communications Cables") to the Premises and to install two (2) thirty-six (36) inch microwave dishes on the roof of the Building, subject to the following terms and conditions:

            (i) Tenant will at all times comply with the requirements of Sections 7., 13.B., 13.C. and 15. hereof;

            (ii) The Communications Cables will be brought to the Building from First Avenue;

            (iii) The microwave dishes shall (a) be subject to Landlord's prior approval (which shall not be unreasonably withheld, conditioned or delayed) as to location, design and installation, (b) conform to all applicable federal, state and local laws, ordinances and building codes, it being understood that it shall be Tenant's responsibility, at Tenant's sole cost and expense to obtain any and all required governmental approvals and permits, (c) in all events be installed in the Building Roof in such a manner as to not be visible from the ground, and (d) be removed from the Building by Tenant at or prior to the expiration of the Term or any extensions.

            (iv) Tenant will, at Tenant's expense, promptly repair any damage to the Building or the Premises caused by the installation or removal of the Communications Cables or the microwave dishes. The provisions of this subsection (iv) shall survive the expiration or termination of this Lease until Tenant has repaired any damage to the Building occasioned by such removal.

13.      MAINTENANCE AND REPAIR

         A. STRUCTURAL MAINTENANCE AND REPAIR. Landlord shall, at its sole cost and expense, (i) maintain and keep in good order and repair and replace when necessary, the structural parts of the Building and the Premises, including but not limited to the shell, exterior skin, bearing walls, glass mullion system, flooring (but not floor covering), stairs and stairwells, main utility connections, main electrical service, the roof, roof deck and roofing membrane, the foundation, the slab, the parking area(s) servicing the Building, the plumbing, including replacement or lines, elevator system(s), and repair, maintenance and replacement of part or all of the air-conditioning, heating and ventilation system(s); (ii) repair any damage which is covered by the standard form of fire, extended coverage, malicious mischief and vandalism insurance carried by Landlord, and shall repair all broken glass in the Premises; (iii) repair the Premises and any and all damage of any kind in connection therewith caused by the negligent of intentional acts of Landlord, its employees, agents, invitees, or contractors.

         B. NON-STRUCTURAL MAINTENANCE AND REPAIR. Tenant shall maintain and keep in good order and repair, the interior, exposed non-structural parts of the Premises, including the replacement of light tubes or bulbs in the Premises.

         Notwithstanding anything contained herein or elsewhere to the contrary, Tenant shall not be obligated to make or pay for any alterations, additions or improvements to the Building, or any building system or component that may be required by any applicable law (including, The Americans With Disabilities Act) unless the requirement results from Tenant's particular use of the Premises or the construction by or for Tenant of any additions, alterations or improvements to the Premises.

         C. MECHANIC'S LIENS. If any mechanic's lien is filed against the Premises, or the real property of which the Premises are a part, for work claimed to have been done for or materials claimed to have been furnished to Tenant, pursuant to this Lease, such mechanic's lien shall be discharged or bonded by Tenant, at its sole cost and expense, within thirty (30) days after Tenant receives written demand to discharge said lien from Landlord, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge or bond any such mechanic's lien, Landlord may, at its option, discharge the same and charge Tenant for the cost thereof, including reasonable attorneys fees. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to any person or property which may or might arise by reason of the making of any such alterations, additions, or improvements.

14.      ENTRY BY LANDLORD

         Landlord, its agents and employees, shall have the right to enter the Premises during Tenant's normal business hours upon reasonable notice, and without notice at any time, in the event of an emergency, to make repairs and to maintain the Building of which the Premises are a part, to show the Building to prospective buyers and mortgagees and, within the last sixty (60) days of the Term, or any extension(s) thereof, to prospective tenants. In the event Landlord exercises this Section 14 right, Landlord shall use best efforts not to interfere with Tenant's business and shall be responsible for any damage caused by its negligence or wilful misconduct.

15.      LIABILITY AND INSURANCE AND INDEMNITY

         A. Landlord will purchase, at its sole cost, and maintain during the term of this Lease and any extensions thereof, fire and extended coverage insurance on the Building in an amount equal to not less than the full replacement cost of the Building and comprehensive general liability insurance in an amount not less than $2 million combined single limit for bodily injury and property damage.

         B. Tenant shall purchase, at its own expense, and maintain during the term of this Lease and any extensions thereof, fire, extended coverage, malicious mischief, and vandalism insurance on the contents of the Premises owned or leased by Tenant and comprehensive general liability insurance in an amount not less than $2 million combined single limit for bodily injury and property damage arising out of its use of occupancy of the Premises. Tenant shall name Landlord as an additional insured on its liability policy. Such policy shall contain a provision that it may not be canceled without written notice to Tenant at least 10 days prior to such cancellation.

         Tenant shall have the right, but not the obligation, to satisfy its obligations under this Section through one or more so-called "blanket" or "umbrella" policies of insurance, provided, however, that the coverages afforded thereby must in all events satisfy the requirements set forth in this Section. Any insurance policy or policies maintained by Tenant may contain deductibles in such commercially reasonable amounts as Tenant may reasonably desire.

         C. Tenant shall supply Landlord with Certificates of Insurance required by Section 15.B. prior to the Construction Commencement Date.

         D. Prior to the commencement of any work done by Tenant at the Premises or the Building, Tenant shall procure or cause to be procured policies of builders risk and workers compensation insurance reasonably satisfactory to Landlord, and, in the case of the builders risk insurance, naming Landlord as an additional insured thereon. Certificates evidencing such insurance shall be delivered to Landlord prior to the commencement of any work.

         E. Tenant shall indemnify and hold harmless Landlord from and against any and all losses, damages, liabilities, and claims arising from any activity, work or things done, permitted or suffered by Tenant in the Building and the Premises. Tenant shall further indemnify and hold harmless Landlord from and against any and all suits and/or claims arising from any breach or defaults in the performance of any obligation on Tenant's part to be performed under the terms of this Lease which default or breach remains uncured after the expiration of the applicable notice and cure periods or arising from any act or omission of the Tenant or any of Tenant's agents, contractors, invitees or employees while in the Premises, and from and against all costs, attorneys fees, expenses and liability incurred in the defense of any claim or action or proceeding brought thereon. If any case or action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense with counsel reasonably acceptable to Tenant.
         Notwithstanding any other provisions herein to the contrary, Landlord shall indemnify and hold harmless Tenant from and against any and all losses, damages, liabilities, claims, suits, and expenses suffered by Tenant, occasioned by, arising or resulting form Landlord's or Landlord's agents', contractors', or employees' negligence or willful, wrongful acts or omissions in or from (i) its use of the Premises, (ii) the conduct of Landlord's business, (iii) any activity, work, or things done by Landlord or Landlord's agents, contractors or employees in or about the Premises, or (iv) any breach or default by Landlord in the performance of its obligations hereunder, which default or breach remains uncured within a reasonable time after written notice from Tenant of such default or breach.
         If any claim for loss, damage, liability, or expense is sought against either party for which indemnification is sought hereunder, the indemnifying party, upon notice from the other, shall defend the same at the indemnifying party's expense.
         Landlord and Tenant shall each use their best efforts to obtain from their respective insurers under all policies of fire, theft, public liability and other insurance maintained by either of them at any time during the Term hereof insuring or covering the Premises or operations thereon, a waiver of all rights of subrogation which the insurer of one party might have against the other party. Notwithstanding any provision of this Agreement to the contrary, Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its agents, but such waiver shall apply only to the extent that the loss or damage in question is covered by insurance, or required to be provided and maintained hereunder.

If either Landlord or Tenant is unable to obtain a waiver of subrogation from its insurance carrier without payment of an additional premium therefor, then such party will not be required to obtain the waiver of subrogation: provided, however that before such party notifies its insurance carrier that it will not pay the additional premium, the party will notify the other party hereto in writing and shall give the other party a period of thirty (30) days within which such other party may pay the additional premium itself at its own cost.

16.      DAMAGE AND DESTRUCTION TO THE PREMISES

         In the event that less than fifty percent (50%) of the Premises or the Building of which the Premises are a part are damaged or destroyed by fire, the elements, or any other cause or casualty, Landlord shall, and to the extent such damage or destruction is covered by the proceeds of Landlord's insurance required to be maintained hereunder, repair the Premises or Building within forty-five (45) days of such damage or destruction. Within ten (10) days of such damage or destruction, Landlord shall notify Tenant if the same can be repaired within forty-five (45) days of such damage or destruction. If such repairs are not or cannot be completed within said forty-five (45) days, either Tenant or Landlord may cancel the entire Lease or may cancel the Lease as to the unrepaired portion of the Premises as of the date of such damage or destruction upon written notice to the other. Rent for the undamaged area, if any, continued to be leased by Tenant shall then be an amount that bears the same relationship to the total rent for the Premises as the amount of square feet remaining bears to the total square foot area of the Premises. Upon termination of the Lease, all rent, if any, paid in advance shall be apportioned as of the date of the damage or destruction.
         In the event that more than fifty percent (50%) of the Premises or the Building are damaged or destroyed by fire, the elements, or other cause or casualty, Landlord shall, within thirty (30) days of such damage or destruction, notify Tenant whether Landlord intends to repair such damage or destruction. If Landlord elects not to so repair, then this Lease shall terminate as of the date of such election. If Landlord elects to so repair, but such repairs are not or cannot be completed within one hundred and eighty (180) days after the date of Landlord's election, then either Tenant or Landlord may cancel the entire Lease or may cancel the Lease as to the damaged portion of the Premises by providing written notice to the other. Rent for the undamaged area, if any, continued to be leased shall then be an amount that bears the same relationship to the total rent for the Premises as the amount of square feet remaining bears to the total square foot area of the Premises. Upon termination of the Lease, all rent. if any, paid in advance shall be apportioned as of the date of damage or destruction.

17.      EMINENT DOMAIN

         If either (i) thirty percent (30%) or more of the Premises or (ii) any portion of the Building or the parking area which materially adversely affects the operation of Tenant's business shall be taken for public use by right of eminent domain or transferred by agreement under threat of such taking, this Lease shall terminate as of the date of such taking, except that Tenant shall have the right to prove and collect the value of the trade fixtures installed by it and moving expenses, but for no other damages including the value of the unexpired term of this Lease. In the event of the termination of this Lease under the provisions of this Section 17., all rent paid in advance shall be apportioned and returned to the Tenant as of the date of such taking. In the event that less than thirty percent (30%) of the Premises shall be so taken and such taking does not materially adversely affect Tenant's operations in the Premises, then this Lease shall not terminate and there shall be a reduction in the rent in corresponding proportion to the reduction in square footage of the Premises.

18.      SUBORDINATION

         This Lease shall be subordinate to any mortgage, deed of trust, or other lien which now or hereafter encumbers the Premises provided that a Subordination, Non-Disturbance and Attornment Agreement in recordable form and reasonably acceptable to Tenant is executed by Landlord, Tenant and the holder of any such mortgage, deed of trust or lien. Said Agreement shall provide in substance that, so long as Tenant is not in default under the terms and conditions of this Lease beyond the expiration of the applicable notice and cure periods thereof, and agrees to recognize the lender under any such mortgage, deed of trust or other lien as the Landlord under this Lease upon the occurrence of any of the hereinafter described events, then neither this Lease nor Tenant's rights hereunder shall be terminated or affected by any sale, foreclosure, transfer, assignment or hypothecation of the Premises or the Building or the real property on which the Building is situated.

19.      ESTOPPEL CERTIFICATE

         Each party, within twenty (20) business days after notice from the other party, shall execute and deliver to the other party, a certificate substantially in the form attached hereto as Exhibit G, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of monthly rental and the dates to which the rent has been paid in advance. Failure to deliver the certificate within the twenty (20) business days shall be an event of default under this Lease Agreement.

20.      DEFAULT OF TENANT/LANDLORD'S RIGHTS AND REMEDIES

         A. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a default (herein, an "Event of Default") hereunder by Tenant:

            i) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after Tenant's receipt of written notice that same is past due;

            ii) The failure by Tenant to observe or perform any of the other express or implied covenants or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure promptly and shall thereafter diligently prosecute such cure to completion, which completion may not occur later than sixty (60) days from the date of Landlords notice;

            iii) If Tenant shall be adjudicated as bankrupt or becomes insolvent as a matter of law, or shall file or have filed against it a petition for bankruptcy under the Federal Bankruptcy Code, and such petition is not dismissed within sixty (60) days after the date of filing, or shall make an assignment for the benefit of creditors.

            iv)         A dissolution or liquidation of Tenant.

         B. Upon the occurrence of an Event of Default, Landlord may, at any time thereafter and in addition to all other available legal or equitable rights and remedies, elect any one or more of the following remedies:

            i) upon an additional five (5) days' written notice to Tenant, declare to be immediately due and payable, on account of the rent, additional rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined) and Tenant shall pay such amount in equal monthly installments during the remaining Term on the days on which rent is payable in accordance with Section 3;
            ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least an additional five
(5) days' written notice to Tenant, whereupon on the date specified in this notice, this Lease and the Initial Term and any extensions thereof and all rights of Tenant under it shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Premises to Landlord in as good order and condition as at the inception of the term of this Lease (or in such condition as the same hereafter may be improved by Landlord or Tenant), reasonable wear and damage by fire or other casualty and repairs which are Landlord's obligation excepted. As a cumulative and alternative remedy of Landlord, in the event of termination of this Lease by Landlord following any Event of Default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to (x) the Accelerated Rent Component (determined from and after the date of Landlord's election under this Subsection B(ii) less (y) the fair rental value of the Premises for the remainder of the term of this Lease (taken without regard to the early termination) discounted to present value on the basis of a discount rate equal to 200 basis points above the "Prime Rate" announced by First Union Bank at the time of demand by Landlord to recover these damages, and such damages shall be payable by Tenant upon demand.

         C. ACCELERATED RENT COMPONENT. For purposes of this Lease, the "Accelerated Rent Component" shall mean the aggregate of:

            i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

           ii) the rent reserved for the then entire unexpired balance of the term of this Lease (computed without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component, discounted to present value on the basis of a discount rate equal to 200 basis points above the "Prime Rate" announced by First Union Bank at the time of the election by Landlord to recover the Accelerated Rent Component.

         D. CONTINUING LIABILITY. Tenant shall, with respect to all periods of time up to and including the scheduled expiration or earlier termination of this Lease remain liable to Landlord.

         E. CUMULATIVE RIGHTS. All rights and remedies of Landlord enumerated in this Section 20. shall be cumulative and none shall exclude any other right or remedy. In addition to the other remedies provided in this Lease, Landlord shall be entitled to seek an injunction restraining a violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

         F. SURRENDER OF POSSESSION. Upon termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with due process of law and to repossess the Premises and in accordance with applicable law to expel or remove Tenant and any others who may be occupying or within the Premises in accordance with applicable law and to remove any and all property from it, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

         G.       WAIVER OF DEFENSES. Tenant expressly waives:

            i) The right to ten days, fifteen days or thirty days notice required under certain circumstances by the Pennsylvania Landlord and Tenant Act of 1951, as amended, Tenant hereby agreeing that the respective notice periods provided for in this Lease shall be sufficient in either or any such case.

           ii) The right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

         H. REMOVAL OF PROPERTY. Following a termination of this Lease by reason of default by Tenant beyond the expiration of the applicable notice and cure periods any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or by law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for its value, preservation or safekeeping. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in connection with such removal and all storage charges applicable to such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within fifteen
(15) days after the end of the earlier of either the term of this Lease or of Tenant's right of possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

         I. NO DUTY TO RELET. Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part of it, or for any failure to collect any rent due upon any reletting, although Landlord shall use its best efforts to re-let the Premises.

         J. BANKRUPTCY. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved. Subject to the United States Bankruptcy Code the determination by Tenant to request relief under any insolvency proceeding, including any state or federal insolvency, bankruptcy, creditor adjustment or debtor rehabilitation laws, terminates the estate created in Tenant and the Premises shall not become an asset in any such proceedings. In the event of such a determination by Tenant, Landlord shall have, without need of further notice, the rights enumerated in this Paragraph 20.

         K. LANDLORD'S RIGHT TO CURE. Tenant agrees that if it shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease beyond the expiration of the applicable notice and cure period, Landlord may, but shall not be obligated to, after written notice and demand to Tenant and without waiving or releasing Tenant from any of its obligations under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable and in that connection, to pay expenses and employ legal counsel. All sums paid by Landlord pursuant to this subparagraph and all expenses in connection with it, together with interest at First Union Bank's prime rate of interest plus two percent (2%) per annum calculated from the date of payment by Landlord, shall be deemed to be additional rent and shall be payable upon demand by Landlord and Landlord shall have the same right and remedies for its nonpayment as in the case of default in the payment of rent.

         L. If Tenant is in default of this Lease for the same or substantially the same reason more than three times during any twelve (12) month period, then Tenant shall not have any right to cure such repeated default, the terms and conditions of subsections (A) (i) and (ii) of the section of this Lease entitled, "DEFAULT OF TENANT/LANDLORD'S RIGHTS AND REMEDIES", notwithstanding. In such event, Landlord shall have available to it and may exercise all remedies provided for in that section of this Lease for an uncured default.

         M. POSSESSORY CONFESSION OF JUDGMENT. WHEN THIS LEASE AND ITS TERM SHALL HAVE BEEN TERMINATED ON ACCOUNT OF ANY EVENT OF DEFAULT AND ALSO WHEN THE TERM HEREBY CREATED SHALL HAVE EXPIRED,

AND IN BOTH EVENTS UPON AN ADDITIONAL FIVE (5) DAYS WRITTEN NOTICE TO TENANT, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR LESSEE AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE AND TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT AGAINST LESSEE AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE AND TO CONFESS JUDGMENT FOR THE RECOVERY BY LESSOR OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT. THEREUPON, IF LESSOR SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE PROMPTLY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES SHOULD REMAIN OR BE RESTORED TO LESSEE, LESSOR SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE OR OF LESSEE'S RIGHT OF POSSESSION TO BRING ONE OR MORE FURTHER AMICABLE ACTION OR ACTIONS TO RECOVER POSSESSION OF THE PREMISES AND TO CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES AS PROVIDED. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, THE RIGHT OF LESSOR TO INITIATE AN AMICABLE ACTION IN EJECTMENT AS SPECIFIED ABOVE SHALL NOT PRECLUDE OR LIMIT LESSOR'S RIGHT TO INITIATE AN AMICABLE ACTION FOR RENT (INCLUDING BUT NOT LIMITED TO, ALL UNPAID RENT FOR THE BALANCE OF THE TERM OF THIS LEASE).

         N. AFFIDAVITS. IN ANY AMICABLE ACTION OF EJECTMENT, LESSOR SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LESSOR OR SOMEONE ACTING FOR LESSOR, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) SHALL BE FILED IN SUCH SUIT, ACTION OR ACTIONS, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

21.      NO WAIVER OF BREACH

         No failure or neglect by either party to assert or enforce any rights or remedies because of any breach or default by the other hereunder shall prejudice or affect their respective rights and remedies with respect to any subsequent breaches or defaults.

22.      DEFAULT OF LANDLORD/TENANT'S RIGHTS AND REMEDIES.

         A. The occurrence of any one or more of the following events shall constitute a default (herein, a "Landlord's Default") by Landlord:

            1. The failure by Landlord to make any payment required to be made by Landlord under this Lease, and Landlord's failure to cure such failure either by the payment of money, by the posting of a bond or by the commencement of litigation against the party claiming the obligated payment is due, within thirty (30) days after written notice of such failure by Tenant;

            2. The failure by Landlord to observe or perform any of its other obligations under this Lease, and Landlord fails to cure such failure within thirty (30) days after written notice of such failure by Tenant provided, however that if the nature of Landlord's default is such that more than thirty
(30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord shall commence such cure promptly and shall thereafter diligently prosecute such cure to completion as soon as reasonably possible.

            B.          Upon the occurrence of a Landlord's Default, Tenant may,

at its option, cure the Landlord's Default as follows:

            1. If the Tenant elects to cure a default with respect to Landlord's maintenance and repair obligation, Tenant shall, prior to the commencement of any maintenance or repair work, provide Landlord with the following information: (a) a specific description of the work proposed to be performed by Tenant, (b) the name of Tenant's contractor; the Tenant's contractor shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, (c) a copy of the contract between Tenant and Tenant's contractor, (d) certificates of builders risk insurance and liability insurance in reasonably satisfactory amounts, naming Landlord and Tenant as additional insureds, (e) a certificate evidencing the contractor's worker's compensation insurance in coverages as required by law,
(f) a waiver of liens by Tenant's contractor in recordable form, (g) evidence that the waiver of liens has been properly recorded prior to the commencement of the work, (h) if the work requires that equipment and materials be stored outside the Building, then a drawing by Tenant showing the proposed location of the staging area for such equipment and materials. The location of the staging area shall interfere as little as possible with Landlord's parking area and with ingress and egress to and from the Building by other tenants thereof, and shall otherwise be subject to Landlord's prior written approval and (i) if the budgeted or contracted cost of the work exceeds fifty thousand dollars ($50,000.), then a satisfactory completion bond shall also be provided. All materials used shall be of at least equal quality with respect to those currently existing at the Premises.

            2.          If the Tenant elects to cure a Landlord's Default under
Section 22.A.1. above, Tenant shall provide Landlord in writing with a specific description of the defaulted obligation, and the approximate amount necessary to cure same. Landlord shall then have an additional period of thirty (30) days within which to cure said default either by the payment of money, the posting of a bond or the commencement of litigation against the party claiming the alleged payment is due.

            3. Landlord shall reimburse Tenant for the Tenant's actual cost (the "Cost") to cure the Landlord's Default, promptly upon receipt of written demand therefor from Tenant (accompanied by adequate invoices in reasonable detail, supported by reasonable evidence substantiating the Cost and substantiating Tenant's payment of the Cost). If the Landlord fails to pay the Cost in full within thirty (30) days following Tenant's delivery of such written demand as described above, then the Tenant may setoff or withhold the Cost, together with interest thereon at First Union Bank's prime rate of interest plus two percent (2%) per annum, from future rent until Tenant has received the full amount of the Cost; provided, however that Tenant's right of setoff hereunder shall not limit any of Tenant's other rights to otherwise recover from Landlord the full amount of the Cost, plus interest.

23.      QUIET POSSESSION
         Landlord agrees that upon compliance with the terms and conditions of this Lease, Tenant shall at all times have the right to quiet use and enjoyment of the Premises and Tenant shall peaceably and quietly have, hold and enjoy the Premises for the lease term provided herein and any extensions thereof.

24.      SURRENDER

         At the expiration of the term of this Lease or any extension thereof, and subject to Section 6 hereinabove, Tenant shall surrender the Premises in the same condition Tenant received them, reasonable wear and tear, ordinary deterioration. and any damage caused by fire, the elements, or any other cause or casualty excepted.

25.      STATUS OF PARTIES ON TERMINATION OF LEASE
         Notwithstanding anything provided elsewhere herein, if a party elects to terminate this Lease pursuant to the provisions under this Lease, then on the date the Lease terminates the parties shall be released from further liabilities and obligations other than obligations which by their terms are to be performed after Lease termination and other than payments specifically required under this Lease to be prorated between the parties or paid to Tenant or Landlord upon or after termination of the Lease.

26.      ASSIGNMENT AND SUBLETTING
         Tenant shall not voluntarily assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein to any party other than a parent, subsidiary, affiliate or successor in interest of Tenant and shall not sublet the Premises or any part thereof to any party other than a parent, subsidiary, affiliate or successor in interest of Tenant, or any right or privilege appurtenant thereof, or allow any person (the employees, agents, servants, customers, invitees, and parent, subsidiary, affiliate or successor in interest to Tenant excepted) to occupy or use the Premises or any portion thereof, without the prior written consent of the Landlord. A consent to one assignment, subletting, occupation or use by one person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Consent to any such assignment or subletting shall not relieve Tenant or any guarantor of Tenant's obligations hereunder of any liability under this Lease. Notwithstanding the foregoing, Landlord may, among other reasons, withhold its consent to an assignment or subletting if the business of the proposed assignee or subtenant violates the Landlord's then existing policies (if any) against contracting with or investing in certain categories of businesses.

         Notwithstanding any provision contained herein to the contrary: (a) a change in the ownership of more than 50% of the stock of Tenant as of the date hereof, (b) any merger, consolidation or other business combination of, with or involving Tenant, a subsidiary of Tenant or a corporation or entity owning more than 50% of the stock of Tenant as of the date hereof, items (a) and (b) within this subsection being hereinafter referred to as "Corporate Transactions:; the purchaser of all or substantially all of Tenant's assets, or the surviving entity following any one or more of the remaining corporate transactions described herein, as assignee of this lease, being herein sometimes referred to as a "Corporate Assignee") shall not require Landlord's prior written consent, so long as Tenant's or the Corporate Assignee's creditworthiness after the Corporate Transaction equals or exceeds Tenant's creditworthiness as of the date of this Lease. Nothing in this Lease shall limit or prohibit the initial public offering or subsequent trading of Tenant's stock on a recognized securities exchange or market, or any change in stock ownership or control resulting therefrom.

27.      NOTICES
         Whenever any notice, demand, approval, consent, request, or election is given or made pursuant to this Lease, it shall be in writing. Communications of Landlord shall be addressed: American Baptist Churches USA, North Gulph Road at First Ave., King of Prussia, PA 19406, att: Cheryl Wade, with a copy to John S. Randolph, Jr., Esq., 259 N. Radnor-Chester Road, Suite 200, Radnor, PA 19087, or other such address as may have been specified by prior written notice by Landlord to Tenant. Communications to Tenant shall be addressed to Infonautics Corporation, 590 North Gulph Road, Valley Forge, Pennsylvania 19482, attn:
Gerard J. Lewis, Vice President and General Counsel and attn: Federica O'Brien, CFO with a copy to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, attn: Basil S. Donnelly, Esquire or to such other address as may have been specified by prior written notice to Landlord. Any communications so addressed shall be deemed given when received and shall be deemed received when delivered by express, registered, or certified mail, or by nationally recognized overnight courier, or delivered by hand, or by facsimile transmission (Landlord's fax number is 610-768-2275 and Tenant's fax number is 610-971-8859.).

28.      ATTORNEYS' FEES
         Should any party hereto employ an attorney for the purpose of enforcing, construing, or declaring rights under this Lease, in any legal proceeding whatsoever, including bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all costs, including but not limited to, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not. and that such reimbursement shall be included in any judgment or final order issued in the proceeding. The "prevailing party" means the party determined by the court to most nearly prevail.

29.      HOLDING OVER

         A. In the event Tenant does not immediately surrender the Premises on the date of expiration of the Initial Term or Renewal Term, as applicable, Tenant shall, by virtue of this paragraph of the Lease, become a month to month Tenant.

         B. Tenant hereby agrees to pay to Landlord as rent during its tenancy after the expiration of the Initial Term or Renewal Term, as applicable, a monthly amount equal to (i) one and one-half (1.50) times the amount of the rent in effect during the last month of the applicable Initial Term or Renewal Term, if the Landlord has not consented in writing to such holdover Tenancy. In addition to the rent provided for above, Tenant shall be liable for all costs, losses, claims and liabilities (including reasonable attorney's fees) which Landlord may incur as a result of Tenant's failure to surrender possession of the Demised Premises to Landlord at the expiration of the Initial Term or Renewal Term, as applicable, including any costs arising from instigation and prosecuting proceedings to dispossess Tenant. Rent assessed to Tenant under this paragraph shall not be deemed liquidated damages for Landlord's losses resulting from Tenant's holdover.

         C. In the event Tenant holds over after the expiration of the Initial Term or Renewal Term and Landlord desires to regain possession of the Premises promptly at the expiration of the Initial Term or Renewal Term, as applicable, then at any time prior to Landlord's acceptance of the rent specified in subparagraph 29. B above from Tenant, Landlord, at its option, may forthwith reenter and take possession of the Premises by any legal process in force in the Commonwealth of Pennsylvania.

30.      TIME OF ESSENCE
         Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

31.      SUCCESSORS AND ASSIGNS
         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

32.      CUMULATIVE REMEDIES
         No remedy or election hereunder shall be deemed exclusive but shall be cumulative with all other remedies in law or equity.

33.      TERMS AND HEADINGS
         The titles of the paragraphs of this Lease are for convenience of reference only and are not to be considered in construing this Lease.

34.      ENTIRE AGREEMENT
         This Lease and Exhibits A, B, C, D, E, F and G attached hereto, contain the entire agreement of the parties and no representations, inducements, promises, or agreements oral or otherwise, not embodied herein shall be of any force or effect.

35.      REPRESENTATIONS AND WARRANTIES.
         A. Each signatory executing this Lease represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the Landlord or Tenant, as applicable, and that the signatory's authority is in accordance with the law and is binding upon the Landlord or Tenant accordingly. This Lease shall be valid and legally binding upon the parties when this Lease has been properly executed on behalf of all of the parties.

         B. Landlord represents and warrants to Tenant that Landlord is the fee owner of the Building and that as of the date hereof there are no mortgages, deeds of trust or other security instruments encumbering the Building which secure indebtedness of Landlord, and that there are no private restrictions encumbering the Building which will affect Tenant's use of the Premises permitted under Section 5. hereof.

36.      CONTROLLING LAW

         This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

37.      MISCELLANEOUS
         A. Landlord and Tenant each represent and warrant one to each other that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Lease. Landlord represents that it has employed Insignia/ESG, Inc. as its broker and Tenant represents that it is represented by Julien J. Studley, Inc., Landlord agrees to pay the commissions accruing to Insignia/ESG, and to Julien J. Studley, pursuant to certain outside agreements. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representations and warranties by the respective indemnitor.

         B. If Landlord shall be in default under this Lease or shall otherwise incur any liability to Tenant, and if as consequence thereof Tenant obtains a judgment against Landlord, such judgment shall be satisfied only against the Building and the rents, issues, profits and proceeds therefrom. In no event shall Tenant have the right to levy execution against any property of Landlord other than the Building.

         C. Notwithstanding any provision in this Lease, in no event shall Landlord or Tenant be liable for any indirect or consequential damages in connection with this Lease, the use of the Property or for any other reason whatsoever. Any damages specifically identified, referred to or described in this Lease shall not be deemed to be "indirect" or "consequential" damages within the meaning of this subsection.

38.      HAZARDOUS SUBSTANCES

         A. As of the date of this Lease, Landlord represents to Tenant that, to the best of Landlord's knowledge, there are no Hazardous Substances in, under or upon the Premises as of the date hereof. In the event any Hazardous Substances are discovered in, under or upon the Premises and are not introduced into the Premises by Tenant, Tenant shall so notify Landlord and request that Landlord remediate the Premises. If the Landlord elects to so remediate, Landlord shall so notify Tenant within thirty (30) days after such notice from Tenant, whereupon Landlord shall promptly remediate the Premises pursuant to all applicable laws and Tenant shall receive a proportionate abatement of rent until the Premises are completely restored and Tenant has received reasonable evidence that the remediation is complete. In the event Landlord fails to promptly remediate such Hazardous Substances or fails to diligently prosecute such remediation or in the event more than thirty-five percent (35%) of Tenant's business operation (in Tenant's reasonable opinion) is adversely affected as a result of such Hazardous Substances (or the remediation thereof), Tenant shall have the right to terminate this Lease upon fifteen (15) days' written notice to Landlord. "Hazardous Materials" shall mean and include any and all substances, chemicals, wasters, sewage, or other materials that are now or hereafter regulated, controlled, or prohibited by any local, state or federal law or regulation, requiring removal, warning, or restrictions on the use, generation, disposal or transportation thereof including, without limitation, (i) any substance defined as a "hazardous substance", "Hazardous material", "hazardous waste", "toxic substance", or "air pollutant" in the Comprehensive Environmental Response, Compensation and Liability Act, ("CERCLA"), 42 U.S.C. Section 9501, set seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, set seq., the Resource Conservation and Recovery Act, ("RCRA"), 42 U.S.C.
Section 6901, set seq., the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251, set seq., or the Clear Air Act, 42 U.S.C. Section 7401, set seq., all as amended and amended hereafter, and (ii) any hazardous substances, hazardous wastes, toxic substances, toxic wastes, hazardous material, wastes, chemical, or compound described in any other federal, state or local stature, ordinance, code, rule, regulation or other laws now or at any time hereafter in effect regulating, relating to or imposing liability or standards or conduct concerning any hazardous, toxic, or dangerous substance, chemical, material, compound or waste.

         B. Tenant shall not cause nor permit Hazardous Substances to be used, transported, stored, released, handled, produced or installed in, or from, the Premises, except that inflammable or combustible (but not explosive) items may be brought into and used within the Premises as may be needed for the operation of normal office equipment, so long as both are in compliance with all laws and governmental requirements.

39.      FORCE MAJEURE

         It shall be a force majeure event if either party hereto shall be delayed or prevented from the performance of any act required hereunder (other than the payment by Tenant of rent or additional rent, or the determination of the Commencement Date) by reason of acts of God, labor disputes, civil commotion, war, fire or other casualty, inability to procure materials, governmental regulations, statues, ordinances, restrictions or decrees, or other causes beyond the control of the party so obligated (financial inability excepted), and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay, but in no event shall any such extension exceed a period of sixty (60) days.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed on the day and year first written hereinabove.

LANDLORD:                                TENANT:

AMERICAN BAPTIST CHURCHES USA            INFONAUTICS CORPORATION.

By: /s/ Cheryl H. Wade                   By: /s/ Van Morris
    -----------------------------            ---------------------------------


Title: Associate General Secretary       Title: CEO
       and Treasurer                            ------------------------------
       ---------------------------

                                    EXHIBIT A

                                    EXHIBIT B

            SCHEDULE OF TENANT'S WORK TO BE PERFORMED AT THE PREMISES

                                    EXHIBIT C

                            TERM COMMENCEMENT LETTER

                                                       __________________, 2000

--------------------------
--------------------------
--------------------------

RE:      LEASE AGREEMENT DATED ____________ BETWEEN
         AMERICAN BAPTIST CHURCHES USA AND INFONAUTICS CORPORATION, 590 NORTH GULPH ROAD, VALLEY FORGE, PENNSYLVANIA

DEAR ___________________:

The purpose of this letter is to confirm the commencement and termination dates under the terms of the referenced Lease. In this regard, we would appreciate your cooperation in verifying the lease dates.

Commencement Date: ____________________
Term: 3 years

If these lease dates are accurate, please execute the duplicate original of this letter and return same to the undersigned at the address shown above.

I appreciate your prompt attention to this matter.

Very truly yours,

The above dates and renewal option privileges are accurate and are hereby acknowledged.

---------------------------                 -------------------------
By:                                         Date:

                                    EXHIBIT D

                                    SIGN PLAN

                                    EXHIBIT E

                      SITE PLAN SHOWING PARKING FACILITIES

                                    EXHIBIT F

                            PLANS AND SPECIFICATIONS

                                    EXHIBIT G

                           TENANT ESTOPPEL CERTIFICATE

RE:      590 North Gulph Road, Valley Forge, Pennsylvania 19482

To Whom It May concern:

____________________________ ("Landlord") and __________________________
("Tenant") entered into a Lease dated _________ for a portion of the above-referenced premises (the "Premises"), a true and complete copy of which is attached hereto (the "Lease"). At the request of the Landlord, the undersigned certifies that as of the date hereof:

         1. The Lease is in full force and effect and has not been amended or terminated.

         2.       The current monthly rent is $________.

         3. Tenant has paid the rent due and payable under the terms of the Lease through and including _________, 20___.

         4. Tenant has no offsets or claims against the payment of rent or other charges due under the Lease other than _____________ (if none, add none).

         5. To the best knowledge of Tenant as of the date of this certificate, Landlord is not in default in the performance of any covenant, agreement or condition contained in the Lease, and the undersigned knows of no event which, with notice and the passage of time or both, could result in such a default.

         6. To the best knowledge of Landlord as of the date of this certificate, Tenant is not in default in the performance of any covenant, agreement or condition contained in the Lease, and the undersigned knows of no event which, with notice and the passage of time or both, could result in such a default.

         7. The Lease term expires on _____________, and there are two (2) renewal options under the Lease to extend the term each for three (3) years.

         8.       No rent has been paid more than one month in advance.

         9. The amount of the security deposit presently held by Landlord is $_______.

         10. The person or persons executing this document on behalf of the undersigned have the power and authority to execute this document.

                                     -------------------------------------------

                                      By:
                                     -------------------------------------------
Dated: _________________, 20___





                                       37